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                                  EXHIBIT 99-B

I, Stephen E. Lerch, Executive Vice President and Chief Financial Officer of iDine Rewards Network Inc., certify to the best of my knowledge and belief, that:

(1) the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

(2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of iDine Rewards Network Inc

     Dated:  August 14, 2002


                             /s/ Stephen E. Lerch
                             ----------------------
                             Stephen E. Lerch
                             Executive Vice President and Chief Financial
                             Officer